Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gelu Voicu, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Catalyst Semiconductor, Inc. on Form 10-K for the fiscal year ended April 27, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Catalyst Semiconductor, Inc.

Date: July 3, 2008

By:	/S/ GELU VOICU
Name:	Gelu Voicu
Title:	President and Chief Executive Officer (Principal Executive Officer)

I, David Eichler, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Catalyst Semiconductor, Inc. on Form 10-K for the fiscal year ended April 27, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Catalyst Semiconductor, Inc.

Date: July 3, 2008

By:	/S/ DAVID EICHLER
Name:	David Eichler
Title:	Vice President of Finance and Administration and Chief Financial Officer